EXHIBIT 10.42
                                                                   -------------

                                                                Rodger Graham
                                                              ------------------
                                                                   Optionee


                                 HEARTSOFT, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This Agreement is made and entered into effective December 4, 2000, by and between Heartsoft, Inc., a Delaware corporation (the "Company"), and Rodger Graham, an employee of the Company or a subsidiary of the Company (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Company desires to grant the Optionee an option to purchase shares of its common stock, par value $0.0005 per share ("Common Stock"), as hereafter provided in order to carry out the purpose and intent of the Heartsoft, Inc. Employee Benefit and Stock Option Plan effective June 15, 1997 (the "Option Plan");

         NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties agree as follows:

         1. Grant of Option. Subject to the terms contained herein and in the Option Plan, the Company hereby grants to the Optionee as of the date set forth above, the right and option, herein called the "Option," to purchase all or any part of an aggregate of 400,000 shares of Common Stock (herein "Option Shares"). The Option shall be a "non-qualified stock option."

         2. Purchase Price. The purchase price of the shares of Common Stock covered by the Option shall be $.5312 per share, an amount determined by the Company's Board of Directors (the "Board"), to be equal to 100% of the Fair Market Value (as defined in the Option Plan) per share of Common Stock on the date of grant set forth above. Such purchase price and the number of shares covered by the Option is subject to adjustment as provided in Section XI of the Option Plan.

         3. Term of Option. The Option shall become vested and exercisable as set forth below:


                  Vesting Date                     No. of Option Shares Vested
                  ------------                     ---------------------------

                  December 31, 2000                           50,000

                  August 31, 2000                            116,666

                  August 31, 2001                            116,667

                  August 31, 2002                            116,667

After any portion of the Option becomes exercisable, it may thereafter be exercised, as to the number of Option Shares becoming exercisable, at any time and from time to time until ten (10) years after the effective date hereof, or for such other period set forth in Paragraph 5. Except as provided in Paragraph 5, the Option may not be exercised at any time unless the Optionee shall have been in the continuous employ of the Company or any subsidiary of the Company from the effective date hereof to the date of the exercise of the Option. The Company's Board shall be entitled to accelerate the date the Option or any portion thereof become exercisable.

         4. Non-transferability. This Option shall not be assignable or transferable, in whole or in part, by the Optionee, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee for the Optionee's individual account or, in the event of the Optionee's legal incapacity, by the Optionee's legal representatives. Other than as permitted in the preceding sentence, no assignment or transfer of this Option or of the rights represented hereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right in the Option whatsoever, but immediately upon any such purported assignment or transfer, or any attempt to make the same, this Option shall terminate and become of no further effect.

         5. Termination of Employment; Death of Optionee. In the event of the death of the Optionee while in the employ of the Company, the Option shall be exercisable (to the extent exercisable at the date of death) by the heirs or other legal representatives of the Optionee within five (5) years following the date of death. In the event of termination of employment for any reason other than death or termination for cause, the Option shall be exercisable (to the extent exercisable at the date of termination) by the Optionee or his legal representatives within five (5) years following the date of termination. In addition, the Company, by action of the Board may in its sole discretion, approve acceleration of the vesting of any unvested portions of the Option. If the Optionee's employment with the Company is terminated for cause, the Option shall be exercisable (to the extent exercisable at the date of termination) by the Optionee within thirty (30) days following the date of termination. "Termination for Cause" means any discharge for any of the reasons set forth in
Section X of the Option Plan, as determined by the Board in its sole discretion. Notwithstanding any of the foregoing, in no event, may the Option be exercised more than ten (10) years after the effective date hereof.

         6. Acceleration of Change in Control. In the event of a Change in Control (as defined below) of the Company, any unvested portion of the Option outstanding on the date of such Change in Control shall become immediately and fully exercisable.

         A "Change in Control" of the Company shall have occurred if, after the effective date of the Plan, (i) an Acquiring Person (other than the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary, or any person or entity organized, appointed or established by the Company or any subsidiary for or pursuant to the terms of any such plans), alone or together with its Affiliates and Associates, shall become the beneficial owner of more than fifty percent (50%) of the voting power of the capital stock of the Company then outstanding, and (ii) the Continuing Directors no longer constitute a majority of the Board.

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

         "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which together with all Affiliates and Associates, shall be the beneficial owner of more than fifty percent (50%) of the Company's Common Stock. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). "Continuing Director" means (i) any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the occurrence of the Change in Control date, or (ii) any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         7. Method of Exercising Option. The Option may be exercised, in whole or in part, by written notification to the Company accompanied by cash or a certified check for the aggregate purchase price of the number of shares being purchased, or, upon exercise of the Option, the Optionee may, with approval of the Board, pay for the shares (i) by tendering stock of the Company already owned by the Optionee with such stock to be valued based on the shares tendered at the Fair Market Value (as defined in the Plan) on the date immediately preceding the date of exercise or (ii) surrendering a portion of the Option with such surrendered portion of the Option to be valued based on the difference between the Fair Market Value (as defined in the Plan) of the shares surrendered on the date immediately preceding the date of exercise and the aggregate option purchase price of the shares surrendered ("Surrendered Value"); or (iii) with a combination of cash, stock and surrender of a portion of the Option. The Board may also permit, to the extent then permissible under applicable federal and state securities laws or other applicable laws, the Optionee to simultaneously exercise the Option and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Board, and to use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of the Option. The Option may not be exercised for fractional shares.

         8. Withholding. The Company shall be entitled to require as a condition of the issuance of any shares upon exercise of the Option that the Optionee remit an amount sufficient, in the Company's opinion, to satisfy all FICA, federal, state or other withholding tax requirements related thereto. In the discretion of the Board, the Optionee may satisfy such obligation in whole or in part by surrendering a portion of the Option covering shares having a surrender value equal to the amount of such requirement.

         9. Conditions Upon Issuance of Shares. Shares of Common Stock or other securities shall not be issued pursuant to the exercise of the Option and the Optionee shall not exercise the Option unless the exercise of the Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of the Option, the Company may require the

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

Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         10. No Effect on Company Rights. Subject to the applicable provisions of the Plan, the existence of the Option shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         11. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate representing such shares to the Optionee and only after such shares are fully paid.

         12. No Right to Employment. The existence of the Option shall not confer upon the Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with the Company's right to terminate the Optionee's employment at any time, with or without cause.

         13. Governing Law. The Option and all actions taken in connection therewith shall be governed by and construed in accordance with the laws of the State of Oklahoma and applicable federal law.

         14. Severability. If any provision of the Option is determined to be invalid or unenforceable for any reason, the remaining provisions of the Option shall remain in effect and be interpreted to reasonably effect the intent of the Option and the Plan.

         15. Option Plan. The terms of the Option and the rights and responsibilities of the parties hereto shall be governed by the Option Plan, and the Option shall be subject to all of the provisions of the Option Plan. In the event of any inconsistency between the terms of this Agreement and the Option Plan, the terms of the Option Plan shall control.

                         [Signatures on Following Page]

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


         IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the day and year first above written.


                                             "COMPANY"

                                             HEARTSOFT, INC.


                                             By       /s/ Benjamin Shell
                                                --------------------------------
                                                Benjamin Shell
                                                Chief Executive Officer


                                             "OPTIONEE"


                                                      /s/ Rodger Graham
                                                --------------------------------
                                                Rodger Graham


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